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                                                                    EXHIBIT 99.3

                     FACTORS THAT MAY AFFECT FUTURE RESULTS

      The risks and uncertainties described below are not the only risks we face. Additional risks and uncertainties not presently known to us or that are currently deemed immaterial may also impair our business operations. If any of the following risks actually occur, our financial condition and operating results could be materially adversely affected.

WE ARE DEPENDENT ON THE BANKING AND CREDIT UNION INDUSTRY, AND CHANGES WITHIN THAT INDUSTRY COULD REDUCE DEMAND FOR OUR PRODUCTS AND SERVICES.

      The large majority of our revenues are derived from financial institutions in the banking and credit union industry, primarily small to mid-size banks and thrifts and credit unions of all sizes, and we expect to continue to derive substantially all of our revenues from these institutions for the foreseeable future. Unfavorable economic conditions adversely impacting the banking and credit union industry could have a material adverse effect on our business, financial condition and results of operations. For example, financial institutions in the banking and credit union industry have experienced, and may continue to experience, cyclical fluctuations in profitability as well as increasing challenges to improve their operating efficiencies. Due to the entrance of non-traditional competitors and the current environment of low interest rates, the profit margins of commercial banks, thrifts and credit unions have narrowed. As a result, some banks have slowed, and may continue to slow, their capital spending, including spending on computer software and hardware, which can negatively impact license sales of our core and complementary products to new and existing clients. Decreases in or reallocation of capital expenditures by our current and potential clients, unfavorable economic conditions and new or persisting competitive pressures could adversely affect our business, financial condition and results of operations.

CONSOLIDATION IN THE BANKING AND FINANCIAL SERVICES INDUSTRY COULD ADVERSELY IMPACT OUR BUSINESS BY ELIMINATING A NUMBER OF OUR EXISTING AND POTENTIAL CLIENTS.

      There has been and continues to be merger, acquisition and consolidation activity in the banking and financial services industry. Mergers or consolidations of banks and financial institutions in the future could reduce the number of our clients and potential clients. A smaller market for our services could have a material adverse impact on our business and results of operations. In addition, it is possible that the larger banks or financial institutions which result from mergers or consolidations could decide to perform themselves some or all of the services which we currently provide or could provide. If that were to occur, it could have a material adverse impact on our business and results of operations.

OUR SUCCESS DEPENDS ON DECISIONS BY POTENTIAL CLIENTS TO REPLACE THEIR LEGACY COMPUTER SYSTEMS, AND THEIR FAILURE TO DO SO WOULD ADVERSELY AFFECT DEMAND FOR OUR PRODUCTS AND SERVICES.

      We primarily derive our revenues from two sources: license fees for software products and fees for a full range of services complementing our products, including outsourcing, installation, training, maintenance and support services. A large portion of these fees are either directly attributable to licenses of our core software system or are generated over time by clients using our core software. Banks and credit unions historically have been slow to adapt to and accept new technologies. Many of these financial institutions have traditionally met their information technology needs through legacy computer systems, in which they have often invested significant resources. As a result, these financial institutions may be inclined to resist replacing their legacy systems with our core software system. Our future financial performance will depend in part on the successful development, introduction and client acceptance of new and enhanced versions of our core software system and our other complementary products. A decline in demand for, or failure to achieve broad market acceptance of, our core software system or any enhanced

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version as a result of competition, technological change or otherwise, will have a material adverse effect on our business, financial condition and results of operations.

IF WE FAIL TO EXPAND OUR OUTSOURCING BUSINESS AND OTHER SOURCES OF RECURRING REVENUE, WE MAY BE UNABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY.

      We can host a financial institution's data processing functions at our outsourcing centers. Our outsourcing centers currently serve clients using our core software and our Internet banking, ATM, cView, cash management, collections, automated clearing house, or ACH, processing, check and item processing and telephony products. In the future, we plan to offer all of our products in our outsourcing centers and continue to market our outsourcing services aggressively.

      Our outsourcing services provide a source of recurring revenue which can grow as the number of accounts processed for a client increases. We also seek to generate recurring revenue through our licensing model, which generates additional fees for us as a client's business grows or it adds more software applications, as well as through the provision of maintenance, support and other professional services. Our maintenance revenues are the largest of these revenue components, and we expect that these revenues will continue to be a significant portion of our total revenues as our client base grows due to their recurring nature. To the extent we fail to persuade new or existing clients to purchase our outsourcing services or we are unable to offer some or all of our products to clients on an outsourced basis, we will be unable to implement our strategy and our revenue may be less predictable.

WE HAVE HAD SEVERAL CONSECUTIVE PROFITABLE QUARTERS, BUT WE HAVE NOT ACHIEVED SUSTAINED PROFITABILITY.

      We were incorporated in May 1992 and did not release our first product until 1995. Accordingly, our prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies with limited operating histories. Although we have been profitable for the first three quarters of the year ended December 31, 2004, we may not be profitable in future periods, either on a short or long-term basis. As of September 30, 2004, we had an accumulated deficit of approximately $36.4 million. There can be no assurance that operating losses will not recur in the future, that we will sustain profitability on a quarterly or annual basis or that our actual results will meet our projections, expectations or announced guidance. To the extent that revenues do not grow at anticipated rates, increases in operating expenses precede or are not subsequently followed by commensurate increases in revenues or we are unable to adjust operating expense levels accordingly, our business, financial condition and results of operations will be materially adversely affected.

IF WE FAIL TO ADAPT OUR PRODUCTS AND SERVICES TO CHANGES IN TECHNOLOGY OR IN THE MARKETPLACE, WE COULD LOSE EXISTING CLIENTS AND BE UNABLE TO ATTRACT NEW BUSINESS.

      The markets for our software products and services are characterized by technological change, frequent new product introductions and evolving industry standards. The introduction of products embodying new technologies and the emergence of new industry standards can render our existing products obsolete and unmarketable in short periods of time. We expect new products and services, and enhancements to existing products and services, to continue to be developed and introduced by others, which will compete with, and reduce the demand for, our products and services. Our products' life cycles are difficult to estimate. Our future success will depend, in part, on our ability to enhance our current products and to develop and introduce new products that keep pace with technological developments and emerging industry standards and to address the increasingly sophisticated needs of our clients. There can be no assurance that we will be successful in developing, marketing, licensing and selling new products or product enhancements that meet these changing demands, that we will not experience difficulties that

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could delay or prevent the successful development, introduction and marketing of these products or that our new products and product enhancements will adequately meet the demands of the marketplace and achieve market acceptance.

WE ENCOUNTER A LONG SALES AND IMPLEMENTATION CYCLE REQUIRING SIGNIFICANT CAPITAL COMMITMENTS BY OUR CLIENTS WHICH THEY MAY BE UNWILLING OR UNABLE TO MAKE.

      The implementation of our core software system involves significant capital commitments by our clients. Potential clients generally commit significant resources to an evaluation of available software and require us to expend substantial time, effort and money educating them as to the value of our software. Sales of our core processing software products require an extensive education and marketing effort throughout a client's organization because decisions relating to licensing our core processing software generally involve the evaluation of the software by senior management and a significant number of client personnel in various functional areas, each having specific and often conflicting requirements.

      We may expend significant funds and management resources during the sales cycle and ultimately fail to close the sale. Our core software product sales cycle generally ranges between six to nine months, and our implementation cycle for our core software generally ranges between six to nine months. Our sales cycle for all of our products and services is subject to significant risks and delays over which we have little or no control, including:

      -     our clients' budgetary constraints,

      -     the timing of our clients' budget cycles and approval processes,

      - our clients' willingness to replace their core software solution vendor,

      - the success and continued support of our strategic marketing partners' sales efforts, and

      - the timing and expiration of our clients' current license agreements or outsourcing agreements for similar services.

      If we are unsuccessful in closing sales after expending significant funds and management resources or if we experience delays as discussed above, it could have a material adverse effect on our business, financial condition and results of operations.

WE UTILIZE CERTAIN KEY TECHNOLOGIES FROM THIRD PARTIES, AND MAY BE UNABLE TO REPLACE THOSE TECHNOLOGIES IF THEY BECOME OBSOLETE OR INCOMPATIBLE WITH OUR PRODUCTS.

      Our proprietary software is designed to work in conjunction with certain third-party software products, including Microsoft and Oracle relational databases. Although we believe that there are alternatives to these products generally available to us, any significant interruption in the supply of such third-party software could have a material adverse effect on our sales unless and until we can replace the functionality provided by these products. In addition, we are dependent upon these third parties' abilities to enhance their current products, to develop new products on a timely and cost-effective basis and to respond to emerging industry standards and other technological changes. There can be no assurance that we would be able to replace the functionality provided by the third-party software currently offered in conjunction with our products in the event that such software becomes obsolete or incompatible with future versions of our products or is otherwise not adequately maintained or updated. The absence of, or any significant delay in, the replacement of that functionality could have a material adverse effect on our business, financial condition and results of operations. Furthermore, delays in the release of new and

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upgraded versions of third-party software products, particularly the Oracle relational database management system, could have a material adverse effect on our revenues and results of operations. Because of the complexities inherent in developing sophisticated software products and the lengthy testing periods associated with these products, no assurance can be given that our future product introductions will not be delayed.

WE OPERATE IN A COMPETITIVE BUSINESS ENVIRONMENT, AND IF WE ARE UNABLE TO COMPETE EFFECTIVELY, WE MAY FACE PRICE REDUCTIONS AND DECREASED DEMAND FOR OUR PRODUCTS.

      The market for our products and services is intensely competitive and subject to technological change. Competitors vary in size and in the scope and breadth of the products and services they offer. We encounter competition from a number of sources, all of which offer core software systems to the banking and credit union industry. We expect additional competition from other established and emerging companies as the market for core processing software solutions and complementary products continues to develop and expand.

      We also expect that competition will increase as a result of software industry consolidation, including particularly the acquisition of any of our competitors or any of the retail banking system providers by one of the larger service providers to the banking industry. We encounter competition in the United States from a number of sources, including Fiserv, Inc., Jack Henry & Associates, Inc., Fidelity National Financial Corporation and John H. Harland Company, all of which offer core processing systems or outsourcing alternatives to banks, thrifts and credit unions. Some of our current, and many of our potential, competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial, engineering, technical, marketing and other resources than we do. As a result, these companies may be able to respond more quickly to new or emerging technologies and changes in client demands or to devote greater resources to the development, promotion and sale of their products than we can.

      In addition, current and potential competitors have established or may establish cooperative relationships among themselves or with third parties to increase the ability of their products to address the needs of our prospective clients. Accordingly, it is possible that new competitors or alliances among competitors may emerge and acquire significant market share. We expect that the banking and credit union software market will continue to attract new competitors and new technologies, possibly involving alternative technologies that are more sophisticated and cost-effective than our technology. There can be no assurance that we will be able to compete successfully against current or future competitors or that competitive pressures faced by us will not materially adversely affect our business, financial condition and results of operations.

AN IMPAIRMENT OF THE VALUE OF OUR GOODWILL, CAPITALIZED SOFTWARE COSTS AND OTHER INTANGIBLE ASSETS COULD SIGNIFICANTLY REDUCE OUR EARNINGS.

      We periodically review several items on our balance sheet for impairment and record an impairment charge if we determine that the value of our assets has been impaired. As of September 30, 2004, we had approximately $34.9 million of goodwill, $4.3 million of capitalized software costs and $20.1 million of other intangible assets. We periodically review these assets for impairment. If we determine that the carrying value of these assets are not recoverable, we would record an impairment charge against our results of operations. Such an impairment charge may be significant, and we are unable to predict the amount, in any, of potential future impairments. In addition, if we engage in additional acquisitions, we may incur additional goodwill, capitalized software costs and other intangible assets.

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OUR QUARTERLY REVENUES, OPERATING RESULTS AND PROFITABILITY WILL VARY FROM
QUARTER TO QUARTER, WHICH MAY RESULT IN VOLATILITY IN OUR STOCK PRICE.

      Our quarterly revenues, operating results and profitability have varied in the past and are likely to continue to vary significantly from quarter to quarter. This may lead to volatility in our stock price. These fluctuations are due to several factors relating to the license and sale of our products, including:

      -     the timing, size and nature of our licensing transactions,

      -     lengthy and unpredictable sales cycles,

      - the timing of introduction and market acceptance of new products or product enhancements by us or our competitors,

      -     the timing of acquisitions by us of businesses and products,

      -     product and price competition,

      - the relative proportions of revenues derived from license fees and services,

      -     changes in our operating expenses,

      -     software bugs or other product quality problems, and

      - personnel changes and fluctuations in economic and financial market conditions.

      We believe that period-to-period comparisons of our results of operations are not necessarily meaningful. There can be no assurance that future revenues and results of operations will not vary substantially. It is also possible that in future quarters, our results of operations will be below the expectations of public market analysts or investors or our announced guidance. In either case, the price of our common stock could be materially adversely affected.

WE FACE A LENGTHY SALES CYCLE FOR OUR CORE SOFTWARE, WHICH MAY CAUSE FLUCTUATIONS IN OUR REVENUES FROM QUARTER TO QUARTER.

      We may not be able to increase revenue or decrease expenses to meet expectations for a given quarter. We recognize software license revenues upon delivery and, if required by the underlying agreement, upon client acceptance, if such criteria is other than perfunctory, which does not always occur in the same quarter in which the software license agreement for the system is signed. As a result, we are constrained in our ability to increase our software license revenue in any quarter if there are unexpected delays in delivery or required acceptance of systems for which software licenses were signed in previous quarters. Implementation of our core software system typically occurs over six to nine months. Delays in the delivery, implementation or any required acceptance of our products could materially adversely affect our quarterly results of operations. Revenues from software license sales accounted for 32.0% of revenues for the nine months ended September 30, 2004, 33.5% of revenues for the year ended December 31, 2003, 30.3% of revenues for the year ended December 31, 2002 and 36.6% of revenues for the year ended December 31, 2001. We expect that revenues from software license sales will continue to provide a significant percentage of our revenues in future periods, and our ability to close license sales, as well as the timing of those sales, may have a material impact on our quarterly results. In addition, increased sales and marketing expenses for any given quarter may negatively impact operating results of that quarter due to lack of recognition of associated revenues until the delivery of the product in a subsequent quarter.

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OUR LEVEL OF FIXED EXPENSES MAY CAUSE US TO INCUR OPERATING LOSSES IF WE ARE
UNSUCCESSFUL IN MAINTAINING OUR CURRENT REVENUE LEVELS.

      Our expense levels are based, in significant part, on our expectations as to future revenues and are largely fixed in the short term. As a result, we may be unable to adjust spending in a timely manner to compensate for any unexpected shortfall in revenues. Accordingly, any significant shortfall of revenues in relation to our expectations would have an immediate and materially adverse effect on our business, financial condition and results of operations. In addition, as we expand we would anticipate increasing our operating expenses to expand our installation, product development, sales and marketing and administrative organizations. The time of such expansion and the rate at which new personnel become productive could cause material losses to the extent we do not generate additional revenue.

WE RELY ON OUR DIRECT SALES FORCE TO GENERATE REVENUE, AND MAY BE UNABLE TO HIRE ADDITIONAL SALES PERSONNEL IN A TIMELY MANNER.

      We rely primarily on our direct sales force to sell licenses of our core software system. We may need to hire additional sales, client care and implementation personnel in the near-term and beyond if we are to achieve revenue growth in the future. Competition for such personnel is intense, and there can be no assurance that we will be able to retain our existing sales, customer service and implementation personnel or will be able to attract, assimilate or retain additional highly qualified personnel in the future. If we are unable to hire or retain qualified sales personnel on a timely basis, our business, financial condition and results of operations could be materially adversely affected.

WE RECEIVE A PORTION OF OUR REVENUES FROM RELATIONSHIPS WITH STRATEGIC MARKETING PARTNERS, AND IF WE LOSE ONE OR MORE OF THESE MARKETING PARTNERS OR FAIL TO ADD NEW ONES IT COULD HAVE A NEGATIVE IMPACT ON OUR BUSINESS.

      We expect that revenues generated from the sale of our products and services by our strategic marketing partners will account for a meaningful portion of our revenues for the foreseeable future. In particular, we expect that BISYS, a national outsourcing center, will account for a meaningful portion of our revenues over time. During the nine months ended September 30, 2004, BISYS represented approximately $8.3 million, or 11.7%, of our total revenues. During the fiscal year ended December 31, 2003, BISYS represented approximately $5.8 million, or 9.1%, of our total revenues.

      Our strategic marketing partners pay us license fees based on the volume of products and services that they sell. If we lose one or more of our major strategic marketing partners, we may be unable in a timely manner, or at all, to replace them with another entity with comparable client bases and user demographics, which would adversely affect our business, financial condition and results of operations. In addition, we plan to supplement our existing distribution partners with other national and regional outsourcing centers. If we are unable to identify appropriate resellers and enter into arrangements with them for the outsourcing of our products and services to financial institutions, we may not be able to sustain or grow our business.

IF WE DO NOT RETAIN OUR SENIOR MANAGEMENT AND OTHER KEY EMPLOYEES, WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR BUSINESS STRATEGY.

      We have grown significantly in recent years, and our management remains concentrated in a small number of key employees. Our future success depends to a significant extent on our executive officers and key employees, including our sales force and software professionals, particularly project managers, software engineers and other senior technical personnel. The loss of the services of any of these individuals or group of individuals could have a material adverse effect on our business, financial condition and results of operations. Competition for qualified personnel in the software industry is intense and we compete for these personnel with other software companies that have greater financial and other resources than we do. Our future success will depend in large part on our ability to attract, retain and motivate highly qualified personnel, and there can be no assurance that we will be able to do so. Any difficulty in hiring needed personnel could have a material adverse effect on our business, financial condition and results of operations.

WE RELY ON INTERNALLY DEVELOPED SOFTWARE AND SYSTEMS AS WELL AS THIRD-PARTY PRODUCTS, ANY OF WHICH MAY CONTAIN ERRORS AND BUGS.

      Our software may contain undetected errors, defects or bugs. Although we have not suffered significant harm from any errors or defects to date, we may discover significant errors or defects in the future that we may or may not be able to correct. Our products involve integration with products and systems developed by third parties. Complex software programs of third parties may contain undetected errors or bugs when they are first introduced or as new versions are released. There can be no assurance that errors will not be found in our existing or future products or third-party products upon which our products are dependent, with the possible result of delays in or loss of market acceptance of our products, diversion of our resources, injury to our reputation and increased service and warranty expenses and/or payment of damages.

WE COULD BE SUED FOR CONTRACT OR PRODUCT LIABILITY CLAIMS AND LAWSUITS MAY DISRUPT OUR BUSINESS, DIVERT MANAGEMENT'S ATTENTION OR HAVE AN ADVERSE EFFECT ON OUR FINANCIAL RESULTS.

      Failures in a client's system could result in an increase in service and warranty costs or a claim for substantial damages against us. There can be no assurance that the limitations of liability set forth in our contracts would be enforceable or would otherwise protect us from liability for damages. We maintain general liability insurance coverage, including coverage for errors and omissions in excess of the applicable deductible amount. There can be no assurance that this coverage will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims, or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceeds available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, financial condition and results of operations. Furthermore, litigation, regardless of its outcome, could result in substantial cost to us and divert management's attention from our operations. Any contract liability claim or litigation against us could, therefore, have a material adverse effect on our business, financial condition and results of operations. In addition, because many of our projects are business-critical projects for financial institutions, a failure or inability to meet a client's expectations could seriously damage our reputation and affect our ability to attract new business.

OUR INDEBTEDNESS COULD ADVERSELY AFFECT OUR FINANCIAL HEALTH AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER OUR SENIOR SUBORDINATED CONVERTIBLE NOTES.

      We have a significant amount of indebtedness. Our substantial indebtedness could have important consequences to our stockholders and noteholders. For example, it could:

      - make it more difficult for us to satisfy our obligations with respect to our notes,

      - increase our vulnerability to general adverse economic and industry conditions,

      - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions, product development efforts and other general corporate purposes,

      - limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate,

      - place us at a disadvantage compared to our competitors that have less debt, and

      -     limit our ability to borrow additional funds.

If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of our notes or any indebtedness that we may incur in the future, we would be in default, which would permit the holders of the notes and the holders of such other indebtedness to accelerate the maturity of the notes or such other indebtedness, as the case may be, and could cause defaults under the notes and such other indebtedness. Any default under the notes or any indebtedness that we may incur in the future could have a material adverse effect on our business, operating results, liquidity and financial condition.

GOVERNMENT REGULATION OF OUR BUSINESS COULD CAUSE US TO INCUR SIGNIFICANT EXPENSES, AND FAILURE TO COMPLY WITH APPLICABLE REGULATIONS COULD MAKE OUR BUSINESS LESS EFFICIENT OR IMPOSSIBLE.

      The financial services industry is subject to extensive and complex federal and state regulation. Financial institutions, including banks, thrifts and credit unions, operate under high levels of governmental supervision. Our clients must ensure that our products and services work within the extensive and evolving regulatory requirements applicable to them, including those under federal and state truth-in-lending and truth-in-deposit rules, usury laws, the Equal Credit Opportunity Act, the Fair Housing Act, the Electronic Fund Transfer Act, the Fair Credit Reporting Act, the Bank Secrecy Act, the Community Reinvestment Act, the Gramm-Leach-Bliley Act of 1999, the USA Patriot Act and other state and local laws and regulations. The compliance of our products and services with these requirements may depend on a variety of factors, including the product at issue and whether the client is a bank, thrift, credit union or other type of financial institution.

      Neither federal depository institution regulators nor other federal or state regulators of financial services require us to obtain any licenses. We are subject to examination by federal depository institution regulators under the Bank Service Company Act.

      Although we believe we are not subject to direct supervision by federal and state banking agencies relating to other regulations, we have from time to time agreed to examinations of our business and operations by these agencies. These regulators have broad supervisory authority to remedy any shortcomings identified in any such examination.

      Federal, state or foreign authorities could also adopt laws, rules or regulations relating to the financial services industry that affect our business, such as requiring us or our clients to comply with data, record keeping and processing and other requirements. It is possible that laws and regulations may be enacted or modified with respect to the Internet, covering issues such as end-user privacy, pricing, content, characteristics, taxation and quality of services and products. Adoption of these laws, rules or regulations could render our business or operations more costly and burdensome or less efficient and could require us to modify our current or future products or services.

OUR LIMITED ABILITY TO PROTECT OUR PROPRIETARY TECHNOLOGY AND OTHER RIGHTS MAY ADVERSELY AFFECT OUR ABILITY TO COMPETE.

      We rely on a combination of copyright, trademark and trade secret laws, as well as licensing agreements, third-party nondisclosure agreements and other contractual provisions and technical measures to protect our intellectual property rights. There can be no assurance that these protections will be adequate to prevent our competitors from copying or reverse-engineering our products, or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. To protect our trade secrets and other proprietary information, we require employees, consultants, advisors and collaborators to enter into confidentiality agreements. We cannot assure you that these agreements will provide meaningful protection for our trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such trade secrets, know-how or other proprietary information. We do not include in our products any mechanism to prevent unauthorized copying and any such unauthorized copying could have a material adverse effect on our business, financial condition and results of operations. We have no patents, and existing copyright laws afford only limited protection for our intellectual property rights and may not protect such rights in the event competitors independently develop products similar to ours. In addition, the laws of certain countries in which our products are or may be licensed do not protect our products and intellectual property rights to the same extent as the laws of the United States.

IF WE ARE FOUND TO INFRINGE THE PROPRIETARY RIGHTS OF OTHERS, WE COULD BE REQUIRED TO REDESIGN OUR PRODUCTS, PAY ROYALTIES OR ENTER INTO LICENSE AGREEMENTS WITH THIRD PARTIES.

      Although we have never been the subject of a material intellectual property dispute, there can be no assurance that a third party will not assert that our technology violates its intellectual property rights in the future. As the number of software products in our target market increases and the functionality of these products further overlap, we believe that software developers may become increasingly subject to infringement claims. Any claims, whether with or without merit, could:

      -     be expensive and time consuming to defend,

      - cause us to cease making, licensing or using products that incorporate the challenged intellectual property,

      -     require us to redesign our products, if feasible,

      -     divert management's attention and resources, and

      - require us to enter into royalty or licensing agreements in order to obtain the right to use necessary technologies.

      There can be no assurance that third parties will not assert infringement claims against us in the future with respect to our current or future products or that any such assertion will not require us to enter into royalty arrangements, if available, or litigation that could be costly to us.

WE HAVE ENTERED INTO AND MAY CONTINUE TO ENTER INTO OR SEEK TO ENTER INTO BUSINESS COMBINATIONS AND ACQUISITIONS WHICH MAY BE DIFFICULT TO INTEGRATE, DISRUPT OUR BUSINESS, DILUTE STOCKHOLDER VALUE OR DIVERT MANAGEMENT ATTENTION.

      Since 2000, we have acquired ten businesses. As part of our business strategy, we may enter into additional business combinations and acquisitions in the future. Some of these business combinations and acquisitions may be material to our business. We have limited experience in making acquisitions. In addition, acquisitions are typically accompanied by a number of risks, including:

      - the difficulty of integrating the operations and personnel of the acquired companies,

      - the maintenance of acceptable standards, controls, procedures and policies,

      - the potential disruption of our ongoing business and distraction of management,

      - the impairment of relationships with employees and clients as a result of any integration of new management and other personnel,

      - the inability to maintain relationships with clients of the acquired business,

      - the difficulty of incorporating acquired technology and rights into our products and services,

      - the failure to achieve the expected benefits of the combination or acquisition,

      -     expenses related to the acquisition,

      - potential unknown liabilities associated with acquired businesses, and

      - unanticipated expenses related to acquired technology and its integration into existing technology.

      If we are not successful in completing acquisitions that we may pursue in the future, we would be required to reevaluate our growth strategy and we may have incurred substantial expenses and devoted significant management time and resources in seeking to complete the acquisitions. In addition, with future acquisitions, we could use substantial portions of our available cash as all or a portion of the purchase price. We could also issue additional shares of our common stock or other securities as consideration for these acquisitions, which could cause our stockholders to suffer significant dilution and could adversely affect the rights of the holders of our senior subordinated convertible notes. Any future acquisitions may not generate additional revenue for us.

WE MAY NOT HAVE SUFFICIENT FUNDS AVAILABLE TO PAY AMOUNTS DUE UNDER OUR SENIOR SUBORDINATED CONVERTIBLE NOTES.

      We will be required to pay cash to holders of our senior subordinated convertible notes:

      - upon purchase of the notes by us at the option of holders on February 2 in each of 2012, 2015, 2020, 2025 and 2030, in an amount equal to the issue price and accrued original issue discount plus accrued and unpaid cash interest and liquidated damages, if any,

      - upon purchase of the notes by us at the option of holders upon some changes of control, in an amount equal to the issue price and accrued original issue discount plus accrued and unpaid cash interest and liquidated damages, if any,

      - at maturity of the notes, in an amount equal to the entire outstanding principal amount, and

      - in the event that we elect to pay cash in lieu of the delivery of shares of common stock upon conversion of the notes, upon conversion, in an amount up to the conversion value of the notes.

We may not have sufficient funds available or may be unable to arrange for additional financing to satisfy these obligations. A failure to pay amounts due under the notes upon repurchase, at maturity or upon conversion in the event we elect to pay cash in lieu of shares of common stock upon conversion, would constitute an event of default under the indenture, which could, in turn, constitute a default under the terms of any other indebtedness.

WE FACE RISKS ASSOCIATED WITH OUR CANADIAN OPERATIONS THAT COULD HARM OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

      On October 29, 2004, we completed the acquisition of Datawest Corporation, a provider of banking and payment technology solutions located in Vancouver, British Columbia, Canada. Although historically we have not generated significant revenues from operations outside the United States, we expect that the portion of our revenues generated by our international operations will increase as a result of our acquisition of Datawest. As is the case with most international operations, the success and profitability of such operations are subject to numerous risks and uncertainties that include, in addition to the risks our business as a whole faces, the following:

      -     difficulties and costs of staffing and managing foreign operations,

      - differing regulatory and industry standards and certification requirements,

      -     the complexities of foreign tax jurisdictions,

      -     currency exchange rate fluctuations, and

      -     import or export licensing requirements.

TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

      Our ability to make payments on and to refinance our indebtedness, including our notes, and to fund planned capital expenditures and product development efforts will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.

      We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms or at all.

IF WE FAIL TO EFFECTIVELY MANAGE OUR GROWTH, OUR FINANCIAL RESULTS COULD BE ADVERSELY AFFECTED.

      We have expanded our operations rapidly in recent years. For example, our aggregate revenues increased from approximately $27.3 million in 2001 to approximately $63.9 million in 2003. As of September 30, 2004, we had 577 employees, up from 278 as of December 31, 2002. In addition, we continue to explore ways to extend our target markets, including to larger financial institutions, international clients, and clients in the payroll services, insurance and brokerage industries. Our growth may place a strain on our management systems, information systems and resources. Our ability to successfully offer products and services and implement our business plan requires adequate information systems and resources and oversight from our senior management. We will need to continue to improve our financial and managerial controls, reporting systems and procedures as we continue to grow and expand our business. As we grow, we must also continue to hire, train, supervise and manage new employees. We may not be able to hire, train, supervise and manage sufficient personnel or develop management and operating systems to manage our expansion effectively. If we are unable to manage our growth, our operations and financial results could be adversely affected.

THE REQUIREMENTS OF BEING A PUBLIC COMPANY MAY STRAIN OUR RESOURCES AND DISTRACT MANAGEMENT.

      As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. These requirements may place a strain on our systems and resources. The Securities Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We currently do not have an internal audit group. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. As a result, management's attention may be diverted from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and we may not be able to do so in a timely fashion.

FAILURE TO COMPLY WITH ALL OF THE REQUIREMENTS IMPOSED BY SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002 COULD RESULT IN A NEGATIVE MARKET REACTION.

      Section 404 of the Sarbanes-Oxley Act of 2002 requires that we establish and maintain an adequate internal control structure and procedures for financial reporting and assess on an on-going basis the design and operating effectiveness of our internal control structure and procedures for financial reporting. Our independent registered public accountants are required to audit both the design and operating effectiveness of our internal control over financial reporting and management's assessment of the design and the effectiveness of its internal control over financial reporting. Although no known material weaknesses exist at this time, this will be the first year that we have undergone an audit of our internal controls and procedures, and it is possible that material weaknesses could be found through the evaluation. If such weaknesses are found, we may not be able to remediate such weaknesses in time to meet the deadlines imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. If we do not effectively complete our assessment or if our internal controls are not designed or operating effectively, it could result in a negative market reaction.

THE DESIGN OF OTHER CORE VENDORS' SOFTWARE OR THEIR USE OF FINANCIAL INCENTIVES MAY MAKE IT MORE DIFFICULT FOR CLIENTS TO USE OUR COMPLEMENTARY PRODUCTS.

      Currently, some core software vendors design their software so that it is difficult or infeasible to use third-party complementary products, including ours. Some core software vendors use financial incentives to encourage their core software clients to purchase their proprietary complementary products. For example, in the past a core software vendor has charged disproportionately high fees to integrate third-party complementary products such as ours, thereby providing a financial incentive for clients of that vendor's core software to use its complementary products. We have responded to this practice by emphasizing to prospective clients the features and functionality of our products, lowering our price or offering to perform the relevant integration services ourselves. We cannot assure you that these competitors, or other vendors of core software, will not begin or continue to construct technical, or implement financial, obstacles to the purchase of our products. These obstacles could make it more difficult for us to sell our complementary products and could have a material adverse effect on our business and results of operations.

OPERATIONAL FAILURES IN OUR OUTSOURCING CENTERS COULD CAUSE US TO LOSE CLIENTS.

      Damage or destruction that interrupts our provision of outsourcing services could damage our relationship with our clients and may cause us to incur substantial additional expense to repair or replace damaged equipment. Although we have installed back-up systems and procedures to prevent or reduce disruption, we cannot assure you that we will not suffer a prolonged interruption of our data processing services. In the event that an interruption of our network extends for more than several hours, we may experience data loss or a reduction in revenues by reason of such interruption. In addition, a significant interruption of service could have a negative impact on our reputation and could lead our present and potential clients to choose service providers other than us.

UNAUTHORIZED DISCLOSURE OF DATA, WHETHER THROUGH BREACH OF OUR COMPUTER SYSTEMS OR OTHERWISE, COULD EXPOSE US TO PROTRACTED AND COSTLY LITIGATION OR CAUSE US TO LOSE CLIENTS.

      In our outsourcing centers, we collect and store sensitive data, including names, addresses, social security numbers, checking and savings account numbers and payment history records, such as account closures and returned checks. If a person penetrates our network security or otherwise misappropriates sensitive data, we could be subject to liability or our business could be interrupted. Penetration of the network security of our outsourcing centers could have a negative impact on our reputation and could lead our present and potential clients to choose service providers other than us.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE, WHICH MAY NOT BE AVAILABLE TO US, AND IF WE RAISE ADDITIONAL CAPITAL, IT MAY DILUTE THE OWNERSHIP OF EXISTING STOCKHOLDERS.

      We may need to raise additional funds through public or private debt or equity financings in order to meet various objectives, such as:

      - taking advantage of growth opportunities, including more rapid expansion,

      -     acquiring businesses and products,

      -     making capital improvements to increase our servicing capacity,

      -     pay amounts due under our existing indebtedness,

      -     developing new services or products, and

      -     responding to competitive pressures.

      In addition, we may need additional financing if we decide to undertake new sales and/or marketing initiatives, if we are required to defend or enforce our intellectual property rights, or if sales of our products do not meet our expectations.

      Our existing debt and any debt incurred by us in the future could impair our ability to obtain additional financing for working capital, capital expenditures or further acquisitions. Covenants governing any indebtedness we incur would likely restrict our ability to take specific actions, including our ability to pay dividends or distributions on, or redeem or repurchase, our capital stock, enter into transactions with affiliates, merge, consolidate or sell our assets or make capital expenditure investments. In addition, the use of a substantial portion of the cash generated by our operations to cover debt service obligations and any security interests we grant on our assets could limit our financial and business flexibility.

      Any additional capital raised through the sale of equity or convertible debt securities may dilute the ownership of existing stockholders. Furthermore, any additional debt or equity financing we may need may not be available on terms favorable to us, or at all. If future financing is not available or is not available on acceptable terms, we may not be able to raise additional capital, which could significantly limit our ability to implement our business plan. In addition, we may have to issue securities, including debt securities, that may have rights, preferences and privileges senior to our common stock.

CONVERSION OF OUR SENIOR SUBORDINATED CONVERTIBLE NOTES MAY DILUTE THE OWNERSHIP INTERESTS OF EXISTING STOCKHOLDERS, INCLUDING NOTEHOLDERS WHO HAD PREVIOUSLY CONVERTED, IF WE DELIVER SHARES OF COMMON STOCK IN SUCH CONVERSION.

      The conversion of some or all of our notes may dilute the ownership interests of existing stockholders if holders who convert receive shares of common stock in the conversion. Any sales in the public market of the common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE.

      In the past three years, technology stocks listed on the NASDAQ National Market have experienced high levels of volatility and significant declines in value from their historic highs. The trading price of our common stock may fluctuate substantially. During the period from our initial public offering to December 31, 2004, the closing sale price of our common stock on the NASDAQ National Market ranged from a low of $16.10 per share to a high of $28.27 per share. The price of the common stock that will prevail in the market depends on many factors, some of which are beyond our control and may not be related to our operating performance. The factors that could cause fluctuations in the trading price of our common stock include, but are not limited to, the following:

      - price and volume fluctuations in the overall stock market from time to time,

      - significant volatility in the market price and trading volume of financial services companies,

      - actual or anticipated changes in our earnings or fluctuations in our operating results or in the expectations of securities analysts,

      -     general economic conditions and trends,

      -     major catastrophic events,

      -     loss of a significant client or clients,

      -     sales of large blocks of our stock, or

      -     departures of key personnel.

      In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been brought against that company. Due to the potential volatility of our stock price, we may therefore be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management's attention and resources from our business.

IF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK BECOME AVAILABLE FOR SALE AND ARE SOLD IN A SHORT PERIOD OF TIME, THE MARKET PRICE OF OUR COMMON STOCK COULD DECLINE SIGNIFICANTLY.

      If our stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could decrease significantly. The perception in the public market that our stockholders might sell shares of common stock could also depress the market price of our common stock.

      In addition, as of September 30, 2004, options to purchase a total of 2,998,357 shares of our common stock were outstanding under our stock incentive plans, of which 1,484,636 were vested. A decline in the price of shares of our common stock might impede our ability to raise capital through the issuance of additional shares of our common stock or other equity securities, and may cause you to lose part or all of your investment in our shares of common stock.

SOME PROVISIONS IN OUR CERTIFICATE OF INCORPORATION AND BY-LAWS MAY DETER THIRD PARTIES FROM ACQUIRING US.

      Our certificate of incorporation and our by-laws contain provisions that may make the acquisition of our company more difficult without the approval of our board of directors, including the following:

      - our board of directors is classified into three classes, each of which serves for a staggered three year term,

      - only our board of directors, the chairman of our board of directors or our president may call special meetings of our stockholders,

      - our stockholders may take action only at a meeting of our stockholders and not by written consent,

      - we have authorized undesignated preferred stock, the terms of which may be established and shares of which may be issued without stockholder approval,

      -     our stockholders have only limited rights to amend our by-laws, and

      -     we require advance notice requirements for stockholder proposals.

      These provisions could discourage, delay or prevent a transaction involving a change of control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions you desire.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW MAY DELAY, DEFER OR PREVENT A CHANGE OF CONTROL THAT OUR STOCKHOLDERS MIGHT CONSIDER TO BE IN THEIR BEST INTEREST.

      We are subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits "business combinations" between a publicly-held Delaware corporation and an "interested stockholder," which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation's voting stock for a three-year period following the date that such stockholder became an interested stockholder. Section 203 could have the effect of delaying, deferring or preventing a change of control of our company that our stockholders might consider to be in their best interests.